Execution Version
FORBEARANCE AGREEMENT AND TENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT
This FORBEARANCE AGREEMENT AND TENTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of December 2, 2025 (this “Tenth Amendment”), is entered into by and among Boxlight Corporation, a Nevada corporation (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”), the financial institutions party hereto as Lenders and Whitehawk Capital Partners LP (“Whitehawk Capital”), as the Administrative Agent.
WHEREAS, the Borrower, the Guarantors, the Lenders, the Collateral Agent and the Administrative Agent are party to that certain Credit Agreement, dated as of December 31, 2021 ((a) as amended by the First Amendment to Credit Agreement dated as of April 4, 2022, (b) as amended by the Second Amendment to Credit Agreement dated as of June 21, 2022, (c) as amended by the Third Amendment to Credit Agreement dated as of April 24, 2023, (d) as amended by the Fourth Amendment to Credit Agreement dated as of June 26, 2023, (e) as amended by the Fifth Amendment to Credit Agreement dated as of March 14, 2024, (f) as amended by the Sixth Amendment to Credit Agreement dated as of April 19, 2024, (g) as amended by the Seventh Amendment to Credit Agreement dated as of April 12, 2024, (h) as amended by the Eighth Amendment to Credit Agreement dated as of dated as of March 24, 2025, (i) as amended by the Ninth Amendment to Credit Agreement dated as of dated as of August 13, 2025 and (j) as further amended, restated, supplemented or modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby);
WHEREAS, reference is also made to each Loan Document, including, without limitation: (a) the Amended and Restated Fee Letter (as amended by the June 2023 Consent); (b) the April 2023 Consent; (c) the December 2022 Consent; (d) the June 2023 Consent, (e) the November 2023 Waiver, (f) November 2024 Waiver, (f) December 2024 Waiver and (g) the June 30, 2025 Extension of Initial Term Loan’s Mandatory Amortization Amount due on June 30, 2025;
WHEREAS, the Loan Parties acknowledge and agree that:
(a)for the Testing Period Ended September 30, 2025, they have not maintained the Senior Leverage Ratio that is equal to or less than 1.75:1.00, which is a Default and Event of Default under Sections 7.03(a) and 9.01(c)(i)1 of the Credit Agreement (the “Financial Covenant Event of Default”);
(b)(1) the Monthly Borrowing Base Certificate for the month ending July 31, 2025, indicates that the Loan Parties are in an Over Advance and are not in Borrowing Base compliance for the month ending July 31, 2025, and (2) the Loan Parties did not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending April 30, 2025, which is a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement;
(c)(1) the Monthly Borrowing Base Certificate for the month ending August 31, 2025 indicates that the Loan Parties are in an Over Advance and are not in Borrowing Base compliance for the month ending August 31, 2025 and (2) the Loan Parties did not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate
1 Unless otherwise provided all Section references are to sections of the Credit Agreement.
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amount equal to the Over Advance for the month ending August 31, 2025, which is a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement;
(d)(1) the Monthly Borrowing Base Certificate for the month ending September 30, 2025 indicates that the Loan Parties are in an Over Advance and are not in Borrowing Base compliance for the month ending September 30, 2025 and (2) the Loan Parties did not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending September 30, 2025, which is a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement;
(e)(1) the Monthly Borrowing Base Certificate for the month ending October 31, 2025 will indicate that the Loan Parties will be in an Over Advance and will not be in Borrowing Base compliance for the month ending October 31, 2025 and (2) the Loan Parties will not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending October 31, 2025, which will be a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement;
(f)(1) the Monthly Borrowing Base Certificate for the month ending November 30, 2025 will indicate that the Loan Parties will be in an Over Advance and will not be in Borrowing Base compliance for the month ending November 30, 2025 and (2) the Loan Parties will not make the payment required to be made under Section 2.05(c)(vii) of the Credit Agreement in an aggregate amount equal to the Over Advance for the month ending November 30, 2025, which will be a Default and an Event of Default under Section 2.05(c)(vii), Article III and Section 9.01(a)(i) of the Credit Agreement; and
(g)they have breached all of their obligations under Section 7.02(u) of the Credit Agreement by reason of failing to comply with the requirements of Annex 1 to the Credit Agreement, which is a Default and an Event of Default under Section 9.01(c)(i) of the Credit Agreement,
(the foregoing Defaults and Events of Default set forth in clauses (a), (b), (c), (d), (e), (f) and (g) above, “Specified Events of Default”),
WHEREAS, in addition to the Specified Events of Default, other Defaults and/or Events of         Defaults may also exist;
WHEREAS, the parties to this Tenth Amendment acknowledge and agree that as a result of the Specified Events of Default, the Collateral Agent, the Administrative Agent and the Lenders have the right to exercise their rights and remedies under the Credit Agreement and the other Loan Documents;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Tenth Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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Section 1.AMENDMENTS

Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 hereof, effective as of the Tenth Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)Section 1.1 is hereby amended by:
(i)Amending the defined term “Applicable Margin” as follows: adding a new clause (e) to it to read as follows:
“(e)    Notwithstanding the foregoing clauses (a) through (d), during the period from and after the Tenth Amendment Effective Date and through and including December 31, 2025, unless a Default and/or an Event of Default (other than a Specified Event of Default (as defined in the Tenth Amendment) has occurred and/or is continuing, the Applicable Margin shall be 6.50% for SOFR Loans and 5.50% for Reference Rate Loans.”
(ii)Amending the defined term “Borrowing Base” as follows: the reference to “$11,200,000” in clause (c)(ii) thereof is deleted and replaced with “$8,000,000”.
(iii)Amending and restating the defined term “Floor” to read as follows: “Floor” means 4.25%, per annum.
(iv)Amending the defined term “Reference Rate” as follows: amending and restating clause (a) therein to read “5.25% per annum”.
(v)Adding the following new definitions in appropriate alphabetical order.
“Tenth Amendment” means the Forbearance Agreement and Tenth Amendment to this Agreement dated December 2, 2025.
“Tenth Amendment Effective Date” means December 2, 2025.
(b)Section 2.05(c)(ii) is amended and restated to read as follows:
“within five (5) Business Days following the receipt of Net Cash Proceeds of any Equity Issuances such Net Cash Proceeds shall be applied as follows: first, to reduce any Over Advance that then exists and second, 100.0% of such Net Cash Proceeds shall be applied to prepay the Loans;”
(c) Section 9.01 is amended as follows:
(i)The “or” at the end of clause (v) is deleted.
(ii)The “.” at the end of clause (w) is deleted and replaced by “; or”.
(iii)A new clause (x) is added to read as follows: “(x) the Loan Parties fail to perform and/or comply with any of their obligations under Sections 7(c) and/or 7(d) of the Tenth Amendment.”
(ii)

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Section 2.CONDITIONS TO EFFECTIVENESS
This Tenth Amendment shall become effective on the date (the “Tenth Amendment Effective Date”) on which the following conditions are satisfied, in each case, in form and substance reasonably satisfactory to the Administrative Agent:
(a)the Administrative Agent shall have received one or more counterparts of this Tenth Amendment executed by the Borrower, each Guarantor, the Lenders and the Administrative Agent;
(b)the Loan Parties shall have paid not less than $3,000,000 as a voluntary prepayment of the Loans in accordance with Section 2.05(b)(i) of the Credit Agreement; provided that no Prepayment Premium shall be required to be paid in connection with such voluntary prepayment;
(c)the Loan Parties shall have engaged a third-party field examiner to conduct investigations and reviews of each Loan Party’s and each of its Subsidiaries’ property, insurance, practices in the computation of the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves and a third-party appraiser to conduct Appraisals of the Loan Parties’ Inventory and Intellectual Property and, in each case, such field examiner and appraiser shall be approved by the Administrative Agent and the Lenders and the fees, costs and expenses of such field examiner and appraiser shall be paid by the Loan Parties;
(d)no Default or Event of Default (other than the Specified Events of Default) shall exist; and
(e)the representations and warranties of the Borrower and the Guarantors contained in this Tenth Amendment shall be true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable).
Section 3.LIMITATION ON SCOPE
All of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and, except to the extent specifically provided for herein, shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or any Lender. The Administrative Agent and the Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Events of Default (other than the Specified Event of Default, as waived herein and in accordance herewith).
Section 4.REAFFIRMATION
Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as an accommodation party or a guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any of the Obligations, ratifies and reaffirms such guarantee and grant of security interests and

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liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Tenth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Tenth Amendment shall not serve to effect a novation of the Obligations or, except to the extent specifically provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or constitute a waiver of any provision of any of the Loan Documents.

Section 5.LIMITED WAIVER
(a)Effective only as of the Tenth Amendment Effective Date, subject to the following terms and conditions and in reliance upon the representations, warranties and covenants set forth in the Credit Agreement (as amended by this Tenth Amendment) and Section 7 below, the Lenders hereby waive (the “Limited Waiver”):
(i)the Specified Events of Default; and
(ii)the right to receive the Post-Default Rate solely with respect to the Specified Events of Default for the period commencing on the Tenth Amendment Effective Date and ending on December 31, 2025;
provided that in the event Section 7(c) and/or Section 7(d) of this Tenth Amendment is not complied with, then, in each case, this Limited Waiver shall be null and void (including with respect to the right to receive the Post-Default Rate with respect to the Specified Events of Default).

(b)For avoidance of doubt, the foregoing Limited Waiver shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default (except with respect to the Specified Events of Default) or any other deviation from the express terms of the Credit Agreement or any other Loan Document.
(c)This is a Limited Waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy (except with respect to the Specified Events of Default) that Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, including, without limitation, the right to: (i) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon (including interest at the Post-Default Rate), all fees, premiums and all other Obligations payable under the Credit Agreement (as amended by this Tenth Amendment) and the other Loan Documents shall become due and payable immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; and (ii) exercise any and all of its other rights and remedies under applicable law, under the Credit Agreement (as amended by this Tenth Amendment) and the other Loan Documents.
(d)This is a Limited Waiver and is conditioned upon the Loan Parties’ compliance with each provision of this Tenth Amendment and failure by the Loan Parties to comply with each provision of this Tenth Amendment (including the amendments to the Credit Agreement) constitute an immediate Event of Default and the waivers and consents granted herein null and void without any further action on the part of any Lender or any Agent.
(e)Notwithstanding the foregoing waiver, except as set forth in clause (a)(ii) above, the requirements of Section 3.03 (i.e. Post-Default Rate) of the Credit Agreement shall remain in effect and the Secured Parties’ right to receive the Post-Default Rate for any other Default or Event of Default is also and shall be preserved.

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Section 6.RELEASE OF CLAIMS
In consideration of the Administrative Agent’s and each Lender’s agreements contained in this Tenth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent, the Collateral Agent, each Lender and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against such Released Person which relates, directly or indirectly, to any acts or omissions of any Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.
Section 7.MISCELLANEOUS
(a)Representations and Warranties. Each Loan Party hereby represents and warrants that:
(i)this Tenth Amendment has been duly authorized and executed by such Loan Party, and the Credit Agreement, as modified by this Tenth Amendment, is the legal, valid and binding obligation of the Borrower and each other Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;
(ii)the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable) on and as of the date hereof, as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (in each case, without duplication of any materiality qualifier contained herein or therein, as applicable); and
(iii)no Default or Event of Default (the Specified Events of Default) has occurred and is continuing after giving effect to this Tenth Amendment.
(b)References. All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as modified hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as modified by this Tenth Amendment (as well as by all subsequent amendments, restatements, supplements and other modifications thereof).
(c)Post-Tenth Amendment Effective Date Covenant. Not later than December 10, 2025 (or such later date that is agreed to by the Administrative Agent in its discretion), Borrower shall cause each of its Subsidiaries that is not a Loan Party (including, without limitation, each Excluded Subsidiary) to become a Loan Party and execute and deliver such Security Documents as the Administrative Agent and Collateral Agent shall require (unless Administrative Agent waives such requirement in writing).
(d)Appraisal and Field Examination. The Administrative Agent shall have received reports from appraiser not later than December 22, 2025 (or such later date that is agreed to by the Administrative Agent in its discretion) and the field examiner not later than December 29, 2025 (or such later date that is agreed to by the Administrative Agent in its discretion), in each case, engaged by the Loan Parties, which report shall be in form and substance satisfactory to the Administrative Agent. If the Administrative Agent does not receive such reports on or prior to December 22, 2025 and December 29, 2025, respectively (or such later date that is agreed to by the Administrative Agent in its discretion), it shall be an immediate Event of Default under the Credit Agreement.
(e)Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if

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“this Agreement” in any such provision read “this Tenth Amendment”: Section 12.01 (Notices), Section 12.06 (Severability), Section 12.07 (Governing Law), Section 12.10 (Jurisdiction, Service of Process and Venue), Section 12.11 (Waiver of Jury Trial), Section 12.13 (No Party Deemed Drafter), Section 12.15 (Indemnification), Section 12.16 (Governing Law Attorney), Section 12.22 (Integration), and Section 12.25 (Electronic Signatures). This Tenth Amendment is a Loan Document and is subject to and has the benefit of all provisions in the Credit Agreement applicable to Loan Documents.
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WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.
BORROWER:

BOXLIGHT CORPORATION

By:
Name: Dale Strang Title:    CEO

GUARANTORS:

Boxlight, Inc.,
a Washington corporation

By:
Name: Dale Strang Title:    CEO

EOSEDULLC,
an Arizona limited liability company

By:
Name: Dale Strang Title:    CEO

Boxlight Group Limited
a Northern Ireland company

By:
Name: Henry Nance Title:    COO

    EXECUTED as a DEED by Sahara Holdings
Limited, acting by two directors:

[Tenth Amendment to Credit Agreement] 514017802 9

Signature of director Name: Dale Strang Title:    Director
Signature of director Name: Shaun Marklew Title:    Director

Sahara Presentation Systems, Inc., a Delaware corporation

By:
Name: Dale Strang Title:    CEO

EXECUTED as a DEED by Sahara Presentation Systems Ltd, acting by two directors:
Signature of director Name: Dale Strang Title: Director
Signature of director Name: Shaun Marklew Title: Director

Clevertouch B.V.,
a Netherlands limited liability company (besloten vennootschap met beperkte aansprakelijkheid)
Signature of director Name: Shaun Marklew Title: Director

[Tenth Amendment to Credit Agreement] 514017802.9

Sahara Presentation Systems Europe BV
a Belgium company
Signature of director Name: Shaun Marklew Title:    Director

FrontRow Calypso, LLC
a Delaware limited liability company

By:
Signature of director Name: Dale Strang Title:    CEO

[Tenth Amendment to Credit Agreement] 514017802.9

ADMINISTRATIVE AGENT AND LENDERS:

WHITEHAWK CAPITAL PARTNERS LP,
as the Administrative Agent

By:
Name: Robert A. Louzan
Title: Authorized Signatory

WHITEHAWK FINANCE LLC, as a Lender

By:
Name: Robert A. Louzan
Title: Authorized Signatory

514017802.9